Exhibit 99.1

BIOLASE REPORTS THIRD QUARTER 2019 RESULTS

–Third Quarter Net Revenue of $8.6 Million

–Company Continues to Drive Down Expenses as it Expects to Achieve Adjusted EBITDA break-even in the 2019 Fourth Quarter

–Conference Call Today at 4:30pm ET

IRVINE, Calif., November 6, 2019 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today reported net revenue of $8.6 million for the third quarter ended September 30, 2019.

Third Quarter and Recent Operating and Financial Highlights

•

The Company’s Inaugural Advancing Dentistry Symposium attracted over 250 professionals in the dental field, providing an opportunity for collaboration and immersive education around technologies and techniques that are advancing dentistry

•	During the symposium, a first-of-its-kind landmark study by the McGuire Institute on the clinical efficacy of Waterlase-assisted treatment of periodontitis versus open-flap gum surgery was previewed
•	Waterlase dental lasers received clearance in the U.S. and Canada for crown and veneer removal
•	Increased financial flexibility and working capital with new credit facility and bolstered balance sheet with $8.5 million equity offering

“Despite being a transition year for BIOLASE as we migrate from an R&D centric company to a full-scale commercial operation, we are progressing as expected, and I am pleased with the team’s overall performance,” commented Todd Norbe, President and Chief Executive Officer.  “We recently achieved a significant regulatory milestone in the U.S. and Canada as our Waterlase dental lasers received clearance for crown and veneer removal, and we successfully hosted our inaugural two-day Advancing Dentistry symposium with over 250 dental professionals in attendance. At the event, Dr. Donald Clem previewed a first-of-its-kind landmark study by the McGuire Institute on the clinical efficacy of Waterlase-assisted treatment of periodontitis versus traditional open-flap gum surgery. We expect the six-month interim data will be published by the end of 2019 and anticipate the full study data will be published in a scientific journal during the first half of 2020. I continue to believe we have developed the best product to advance dentistry and believe this data will be a positive catalyst for our business. Our focus now is on expanding the reach of this great technology.”

2019 Third Quarter Financial Results

Net revenue for the third quarter of 2019 was $8.6 million, in-line with the Company’s previously disclosed revenue estimate, compared to net revenue of $10.9 million for the third quarter of 2018. U.S. laser revenue was $2.3 million for the third quarter of 2019 compared to U.S. laser revenue of $3.8 million for the third quarter of 2018, due to the U.S. sales force realignment announced last quarter. U.S. consumables and other revenue for the third quarter of 2019, which consists of revenue from consumable products such as disposable tips, decreased 5.8% compared to the third quarter of 2018. Outside the U.S., laser revenue declined to $2.8 million for the third quarter of 2019 compared to $3.3 million for the third quarter of 2018, primarily due to generating an order backlog from international distributors as we continue to seek more favorable pricing and payment terms.

Gross margin for the third quarter of 2019 was 34% compared to 36% for the third quarter of 2018. The lower gross margin reflects the impact of fixed costs on lower net revenues, partially offset by operating cost efficiencies. Total operating expenses were $7.9 million for the third quarter of 2019 compared to $8.5 million for the third quarter of 2018, a decrease of $0.6 million despite an increase in provision for bad debt relating to our former distributor in China. Operating loss for the third quarter of 2019, was $4.9 million, compared to an operating loss of $4.5 million for the third quarter of 2018, a decrease of $0.4 million year over year. As previously announced, the net loss for the third quarter of 2019 was $5.5 million, or $0.25 per share compared to a net loss of $4.7 million, or $0.23 per share for the third quarter of 2018.

The Reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company’s non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company’s Adjusted EBITDA and Adjusted EBITDA per share.

The Adjusted EBITDA for the third quarter of 2019 was $2.7 million, or $0.12 per share compared with Adjusted EBITDA of $3.7 million, or $0.18 per share for the third quarter of 2018.

Cash, cash equivalents, and restricted cash totaled $2.4 million as of September 30, 2019.

Subsequent to the end of the third quarter, on October 29, 2019, the Company completed an $8.5 million public offering of common stock and a private placement of convertible preferred stock, strengthening its balance sheet.  On October 31, 2019, the Company secured a $3.0 million revolving line of credit from Pacific Mercantile Bank, the wholly-owned subsidiary of Pacific Mercantile Bancorp, increasing the Company’s financial flexibility and for working capital purposes.

"The new line of credit and recently completed equity offering are significant developments for BIOLASE as they significantly improve our working capital, strengthen our balance sheet and allow us to enter 2020 in a far stronger position,” added John Beaver, Executive Vice President and Chief Financial Officer.  “We now have the financial flexibility and resources to execute our business plan to return to sustainable, profitable revenue growth and we remain committed to achieving adjusted EBITDA break-even in the current fourth quarter.”

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the third quarter ended September 30, 2019, and to answer questions. For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is 800-458-4148. For international participants outside the U.S./Canada, the dial-in number is 323-794-2093. For all callers, refer to the Conference ID 9068935. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available for 30 days on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine.  BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately patented 138 and 81 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold over 40,000 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the anticipated roll out of new go-to-market sales strategies, the Company’s efforts to achieve its goal of becoming EBITDA positive. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the "Risk Factors" section of BIOLASE's annual reports filed on Form 10-K with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President and Chief Financial Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30,
	2019	2018	2019	2018
Net revenue	$8,646	$10,936	$27,617	$33,110
Cost of revenue	5,677	6,995	17,746	21,828
Gross profit	2,969	3,941	9,871	11,282
Operating expenses:
Sales and marketing	3,515	4,489	10,665	13,037
General and administrative	3,210	2,685	8,114	8,691
Engineering and development	1,126	1,277	3,665	3,927
Total operating expenses	7,851	8,451	22,444	25,655
Loss from operations	(4,882)	(4,510)	(12,573)	(14,373)
Loss on foreign currency transactions	19	73	68	53
Interest expense, net	551	33	1,559	80
Non-operating loss	570	106	1,627	133
Loss before income tax provision	(5,452)	(4,616)	(14,200)	(14,506)
Income tax provision	26	49	68	91
Net loss	$(5,478)	$(4,665)	$(14,268)	$(14,597)
Net loss per share attributable to common stockholders:
Basic	$(0.25)	$(0.23)	$(0.66)	$(0.71)
Diluted	$(0.25)	$(0.23)	$(0.66)	$(0.71)
Shares used in the calculation of net loss per share:
Basic	21,898	20,610	21,545	20,539
Diluted	21,898	20,610	21,545	20,539

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30	December 31,
	2019	2018
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,091	$8,044
Restricted cash	312	312
Accounts receivable, less allowance of $952 and $850 in 2019 and 2018, respectively	8,474	11,112
Inventory	11,537	12,248
Prepaid expenses and other current assets	875	1,591
Total current assets	23,289	33,307
Property, plant and equipment, net	1,340	1,975
Goodwill	2,926	2,926
Other assets	718	308
Total assets	$28,273	$38,516

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$6,604	$5,953
Accrued liabilities	4,950	7,538
Deferred revenue	2,512	2,476
Total current liabilities	14,066	15,967
Deferred income taxes, net	71	77
Warranty accrual	701	447
Other liabilities	1,145	100
Term loan	13,356	10,836
Total liabilities	29,339	27,427
Stockholders’ equity:
Preferred stock, par value $0.001 per share	—	—
Common stock, par value $0.001 per share	22	21
Additional paid-in capital	230,712	228,430
Accumulated other comprehensive loss	(840)	(670)
Accumulated deficit	(230,960)	(216,692)
Total stockholders’ (deficit) equity	(1,066)	11,089
Total liabilities and stockholders’ (deficit) equity	$28,273	$38,516

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(14,268)	$(14,597)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	754	712
Gain on disposal of assets, net		(12)
Provision for bad debts	1,243	316
Provision for inventory excess and obsolescence	—	59
Amortization of debt discounts	103	31
Amortization of debt issuance costs	130	43
Stock-based compensation	1,974	1,862
Deferred income taxes	(6)	1
Earned interest income, net	2	—
Changes in operating assets and liabilities:
Accounts receivable	1,393	(1,591)
Inventory	711	(1,184)
Prepaid expenses and other current assets	1,011	940
Accounts payable and accrued liabilities	(1,157)	3,200
Deferred revenue	36	(370)
Net cash and cash equivalents used in operating activities	(8,074)	(10,590)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(138)	(110)
Proceeds from disposal of property, plant, and equipment	—	36
Net cash and cash equivalents used in investing activities	(138)	(74)
Cash Flows from Financing Activities:
Principal payments under capital lease obligation	—	(46)
Borrowings under lines of credit	—	3,323
Payments under line of credit	—	(1,823)
Borrowings under term loan	2,500	—
Payments of debt issuance costs	(38)	(87)
Payments of equity offering costs	(50)	(138)
Proceeds from exercise of stock options	4	2
Net cash and cash equivalents provided by (used in) financing activities	2,416	1,231
Effect of exchange rate changes	(157)	(23)
Decrease in cash, cash equivalents and restricted cash	(5,953)	(9,456)
Cash, cash equivalents and restricted cash, beginning of period	8,356	11,896
Cash, cash equivalents and restricted cash, end of period	$2,403	$2,440
Supplemental cash flow disclosure:
Cash paid for interest	$1,315	$—
Cash paid for income taxes	$19	$31
Cash paid for operating leases	$414	$—
Non-cash accrual for capital expenditures	$4	$3
Non-cash accrual for equity offering costs	$191	$—
Non-cash right-of-use assets obtained in exchange for lease obligation	$824	$—
Warrants issued in connection with debt instruments	$209	$—

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents. In 2019, the Company revised its non-GAAP financial measures to include the change in allowance for doubtful accounts in an effort to better align its Adjusted EBITDA with our loan covenants and how management evaluates business performance. Prior year non-GAAP disclosures have been revised to conform to the current definition of Adjusted EBITDA.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation and allowance for doubtful accounts. Management uses adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30
	2019	2018	2019	2018
GAAP net loss attributable to common stockholders	$(5,478)	$(4,665)	$(14,268)	$(14,597)
Deemed dividend on convertible preferred stock	—	—	—	—
GAAP net loss	$(5,478)	$(4,665)	$(14,268)	$(14,597)
Adjustments:
Interest expense, net	551	33	1,559	80
Income tax provision	26	49	68	91
Depreciation and amortization	268	202	754	712
Change in allowance for doubtful accounts	1,131	87	1,243	316
Stock-based compensation	770	604	1,974	1,862
Adjusted EBITDA	$(2,732)	$(3,690)	$(8,670)	$(11,536)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.25)	$(0.23)	$(0.66)	$(0.71)
Deemed dividend on convertible preferred stock	—	—	—	—
GAAP net loss per share, basic and diluted	$(0.25)	$(0.23)	$(0.66)	$(0.71)
Adjustments:
Interest expense, net	0.03	—	0.07	—
Income tax provision	—	—	—	—
Depreciation and amortization	0.01	0.01	0.03	0.04
Change in allowance for doubtful accounts	0.05	0.01	0.06	0.02
Stock-based compensation	0.04	0.03	0.10	0.09
Adjusted EBITDA, basic and diluted	$(0.12)	$(0.18)	$(0.40)	$(0.56)